EXHIBIT 10.25

ADDENDUM TO CONSULTING AGREEMENT

This ADDENDUM TO CONSULTING AGREEMENT  (“Addendum”) is entered into effective as of January 1, 2011 among Cadiz Inc., a Delaware corporation (“Cadiz”) and Richard E. Stoddard (“Stoddard or Consultant”).  The parties to this Addendum are hereinafter sometimes referred to collectively as the "Parties".

RECITALS:

WHEREAS, the Parties have entered into a Consulting Agreement effective as of August 1, 2002, as modified effective as of January 1, 2004 and as further modified effective January 1, 2007 (the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement with respect to the term of the Agreement and Consultant's compensation;

NOW THEREFORE, in consideration of the above recitals, the promises and the mutual representations, warranties, covenants and agreements herein contained, the Parties hereby agree as follows.  Defined terms used herein shall, if not otherwise defined in this Addendum, have the same meaning as set forth in the Agreement.

1.           Term.  Except as otherwise provided in Section 9 of the Agreement, this Agreement shall remain in full force and effect through December 31, 2011, and shall continue thereafter unless and until terminated by Cadiz upon not less than ninety (90) days’ prior notice to Consultant.

2.           Compensation.  Effective from and after January 1, 2011, Consultant shall be paid cash compensation in a monthly amount equal to $12,500.

3.           Reimbursement of Expenses.  Section 5 of the Agreement is hereby revised to read in its entirety as follows:

“5.           REIMBURSEMENT OF EXPENSES.  Cadiz will reimburse Consultant during the Term for any appropriately documented, reasonable and necessary travel and other business expenses incurred by Consultant in the course of providing services pursuant to this Agreement, subject to and consistent with Cadiz’ expense reimbursement policies and procedures as in effect from time to time.

4.           Existing Agreement.  Except as otherwise amended or modified herein or hereby, the provisions of the Agreement are hereby reaffirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CADIZ INC.	STODDARD

By: /s/ Keith Brackpool	By: /s/ Richard E. Stoddard
Keith Brackpool, CEO	Richard E. Stoddard

ACKNOWLEDGED AND AGREED

By: /s/ Murray H. Hutchison
Murray H. Hutchison
Chair, Compensation Committee